Exhibit 23.4

                        Consent of Hein & Associates LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of USURF America, Inc. on Form S-8 of our report dated February 27, 2004 on the financial statements of USURF America, Inc. for the year ended December 31, 2003, appearing in the Annual Report on Form 10-KSB of USURF America, Inc. for the year ended December 31, 2004.


HEIN & ASSOCIATES LLP

Denver, Colorado
May 5, 2005